Exhibit 99.01

Glu Reports First Quarter 2017 Financial Results

  Revenue grows 4% year over year to $56.8 million
  Bookings of $69.0 million exceed guidance mid-point by 28%
  MLB Tap Sports Baseball 2017 peaks at #14 top grossing game on U.S. App Store for iPhone
  Company raises 2017 full year bookings guidance to a range of $280.0 to $290.0 million

SAN FRANCISCO--(BUSINESS WIRE)--May 3, 2017--Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of free-to-play mobile games, today announced financial results for its first quarter ended March 31, 2017. In addition, the company provided its initial outlook for its financial performance in the second quarter and an updated outlook for the full year 2017.

Nick Earl, Chief Executive Officer, stated, “Glu is off to a terrific start in 2017. Our better than expected bookings performance in the first quarter was driven by the continued strength of Design Home and the impact from optimization efforts made in our growth and evergreen titles. This strong first quarter financial performance gives us the confidence to significantly raise our bookings outlook for the year. We are focused on becoming a more stable and profitable growth company over time while continuing to make smart investments in titles that we believe have the potential to become blockbuster hits.”

First Quarter 2017 Financial Highlights:

	Three Months Ended
	March 31,
$ in thousands, except per share data	2017	2016

Revenue	$56,788	$54,528
Bookings	$69,037	$53,998
Gross margin	56%	58%
Net loss	($22,764)	($8,550)
Net loss per share – basic and diluted	($0.17)	($0.07)
Weighted-average common shares outstanding – basic and diluted	134,336	129,171
Cash and cash equivalents	$73,150	$159,283
Cash used in operations	($29,015)	($11,790)
Cash paid for royalty advances that are included in cash used in operations	($14,152)	($9,801)

Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer, said, “The strategic investments we’ve made in our growth and evergreen titles generated improved bookings in the first quarter leading to improved bottom line results. In the second quarter, we intend to significantly increase our strategic investment in user acquisition for Design Home to leverage the game’s momentum and seek to maximize its bookings potential over the remainder of the year and into 2018. The increase in our full year bookings guidance demonstrates our confidence in our strategy to invest in live operations for our growth and evergreen games combined with the anticipated performance of our upcoming titles.”

Recent Developments and Strategic Initiatives:

  Launched MLB Tap Sports Baseball 2017: In March 2017, Glu announced a partnership with MLB, the Major League Baseball Players Association, the Major League Baseball Players Alumni Association and Chicago Cubs third baseman Kris Bryant, and launched the latest title in its successful Tap Sports Baseball franchise, which has delivered consistent year over year growth. The title was also the #1 free game in the U.S. App Store for iPhone for six days.
  Announced Hiring of New Creative Leader, Mike Olsen: In January 2017, the company announced that Mike Olsen had joined the company as Senior Vice President of Studios. Mr. Olsen has extensive background in creative game design, studio management and live game operations. He most recently led Electronics Arts’ Capital Games studio. This hire was in line with our strategy of hiring proven creative leaders and empowering them to build blue ocean growth titles in highly creative environments.
  Re-Imagined Covet Fashion: In January 2017, the company’s mobile styling platform, Covet Fashion, revealed a re-imagined look and feel featuring virtual models that embrace all forms of beauty - inclusive of new sizes, shapes, heights, skin colors and facial features.

Financial Outlook as of May 3, 2017:

Glu is providing its financial outlook for the second quarter of 2017 and updating guidance for the full year 2017 as follows:

Second Quarter 2017 Guidance:

In millions	Low	High
Bookings	$71.0	$73.0
Platform commissions, excluding any impact of deferred platform commissions	$17.9	$18.3
Royalties, excluding any impact of deferred royalties	$5.6	$5.8
Hosting and other costs	$1.7	$1.7
Adjusted operating expenses	$58.7	$59.1
Depreciation	$0.9	$0.9
Income tax	$0.2	$0.2
Stock-based compensation	$3.6	$3.6
Transitional costs	$1.3	$1.3
Restructuring costs	$0.3	$0.3
Amortization of intangible assets	$3.2	$3.2
Weighted-average common shares outstanding – basic and diluted	135.2	135.2

Full Year 2017 Guidance:

In millions	Low	High
Bookings	$280.0	$290.0
Platform commissions, excluding any impact of deferred platform commissions	$70.7	$73.2
Royalties, excluding any impact of deferred royalties	$22.5	$23.3
Hosting and other costs	$7.2	$7.5
Adjusted operating expenses	$203.4	$207.8
Depreciation	$3.8	$3.8
Income tax	$0.5	$0.5
Stock-based compensation	$14.8	$14.8
Transitional costs	$2.9	$2.9
Restructuring costs	$4.0	$4.0
Amortization of intangible assets	$10.3	$10.3
Weighted-average common shares outstanding – basic and diluted	135.5	135.5
Cash and short-term investments	At least $60.0	At least $60.0

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP. Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

Quarterly Conference Call Information:

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (866) 582-8907 (domestic), or (760) 298-5046 (international), with conference ID #10018955 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, May 3, 2017, and 8:59 p.m. Pacific Time, May 10, 2017, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 10018955.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Impairment and amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges; and
  Transitional costs.

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue and litigation settlement proceeds.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Financial Outlook as of May 3, 2017” (“Second Quarter 2017 Guidance” and “Full Year 2017 Guidance”), and the statements that we are focused on becoming a more stable and profitable growth company over time while continuing to make smart investments in titles that we believe have the potential to become blockbuster hits; we intend to significantly increase our strategic investment in user acquisition for Design Home to leverage the game’s momentum and seek to maximize its bookings potential over the remainder of the year and into 2018; and the increase in our full year bookings guidance demonstrates our confidence in our strategy to invest in live operations for our growth and evergreen games combined with the anticipated performance of our upcoming titles. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that Glu will be unable to attract and retain creative leaders with a successful track record; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will be unable build successful growth titles that provide predictable bookings and year over year growth; the risk that we do not realize a sufficient return on our strategic investment in user acquisition for Design Home, the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission on March 10, 2017 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play mobile games. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, COOKING DASH, COVET FASHION, DEER HUNTER, DESIGN HOME, QUIZUP, RACING RIVALS, and TAP SPORTS BASEBALL, and branded IP games including GORDON RAMSAY DASH, KENDALL & KYLIE, and KIM KARDASHIAN: HOLLYWOOD on the App Store, Google Play and Amazon Appstore. Founded in 2001, Glu is headquartered in San Francisco with U.S. offices in California in Burlingame, San Mateo and Long Beach, and international locations in Canada, China, India, Japan, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com.

For live updates, please follow Glu via Twitter at www.twitter.com/glumobile and on Instagram at www.instagram.com/glumobile, or become a Glu fan at www.facebook.com/glumobile.

CONTRACT KILLER, COOKING DASH, COVET FASHION, DEER HUNTER, QUIZUP, RACING RIVALS, TAP SPORTS, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,	March 31,
	2017	2016

Revenue	$56,788	$54,528

Cost of revenue:
Platform commissions, royalties and other	20,860	20,320
Impairment of prepaid royalties and minimum guarantees	792	43
Impairment and amortization of intangible assets	3,262	2,324
Total cost of revenue	24,914	22,687
Gross profit	31,874	31,841

Operating expenses:
Research and development	25,032	20,312
Sales and marketing	17,287	12,624
General and administrative	8,497	7,984
Restructuring charge	3,712	106
Total operating expenses	54,528	41,026

Loss from operations	(22,654)	(9,185)

Interest and other expense, net:
Interest income	7	21
Other expense	(129)	448
Interest and other (expense), net	(122)	469

Loss before income taxes	(22,776)	(8,716)
Income tax benefit	12	166
Net loss	$(22,764)	$(8,550)

Net loss per share - basic and diluted	$(0.17)	$(0.07)

Weighted average common shares outstanding - basic and diluted	134,336	129,171

Stock-based compensation expense included in:
Research and development	$1,441	$1,194
Sales and marketing	362	292
General and administrative	1,738	2,059
Total stock-based compensation expense	$3,541	$3,545

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31,	December 31,
	2017	2016

ASSETS
Cash and cash equivalents	$73,150	$102,102
Accounts receivable, net	27,030	21,477
Prepaid royalties	10,672	12,465
Restricted Cash	1,054	-
Prepaid expenses and other current assets	23,877	18,986
Total current assets	135,783	155,030

Property and equipment, net	4,959	5,640
Restricted cash	110	1,312
Long-term prepaid royalties	33,578	31,288
Other long-term assets	3,510	3,506
Intangible assets, net	22,634	25,896
Goodwill	116,842	116,832
Total assets	$317,416	$339,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$15,233	$16,298
Accrued liabilities	1,528	1,788
Accrued compensation	8,534	12,495
Accrued royalties	10,212	8,623
Accrued restructuring	1,026	271
Deferred revenue	56,613	44,865
Total current liabilities	93,146	84,340
Long-term accrued royalties	9,086	20,836
Other long-term liabilities	1,197	1,514
Total liabilities	103,429	106,690

Common stock	13	13
Additional paid-in capital	575,044	571,243
Accumulated other comprehensive income	234	246
Accumulated deficit	(361,304)	(338,688)
Stockholders' equity	213,987	232,814
Total liabilities and stockholders' equity	$317,416	$339,504

Glu Mobile Inc.
Supplemental Financial Information
(in thousands)
(unaudited)
	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2016	2016	2016	2016	2017

GAAP gross profit/(loss)	$31,841	$27,388	$(4,693)	$25,907	$31,874
Impairment and amortization of intangible assets in cost of revenue	2,324	2,336	7,320	2,811	3,262
Non-cash warrant benefit/(expense)	9	(32)	(6)	(26)	62
Change in deferred revenue	(530)	2,575	(102)	11,464	12,248
Change in deferred platform commissions	(278)	(588)	96	(3,126)	(3,479)
Change in deferred royalties	(398)	240	(294)	(200)	145

GAAP operating expense	$41,026	$40,868	$37,252	$43,287	$54,528
Stock-based compensation	(3,545)	(2,961)	(3,090)	(3,667)	(3,541)
Transitional costs	-	-	-	(802)	(1,582)
Restructuring charge	(106)	(2,116)	(57)	-	(3,712)

GAAP research and development expense	$20,312	$20,721	$20,080	$20,766	$25,032
Transitional costs	-	-	-	(83)	(1,115)
Stock-based compensation	(1,194)	(837)	(1,135)	(1,401)	(1,441)

GAAP sales and marketing expense	$12,624	$10,935	$10,104	$14,387	$17,287
Transitional costs	-	-	-	(39)	(53)
Stock-based compensation	(292)	(191)	(263)	(344)	(362)

GAAP general & administrative expense	$7,984	$7,096	$7,011	$8,134	$8,497
Transitional costs	-	-	-	(680)	(414)
Stock-based compensation	(2,059)	(1,933)	(1,692)	(1,922)	(1,738)

Other supplemental financial information
Depreciation	$656	$720	$768	$804	$790
Foreign currency exchange (gain)/loss	(148)	(182)	1,035	294	129
Loss/(income) from change in fair value of strategic investments	(300)	4,660	630	(255)	-
Income tax provision/(benefit)	(166)	16	129	(280)	(12)
Interest and other (income)/expense	(21)	(25)	(12)	74	(7)

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Impairment and Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first quarter of 2017 and the first, second and third quarters of 2016 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the US in the first quarter of 2017 and the second and third quarters of 2016. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu has incurred various costs related to the acquisition and integration of Crowdstar into Glu’s operations. Glu recorded these acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

CONTACT:
Investor Relations:
JM Strategic Communications Group
Bob Jones / Taylor Krafchik
646-776-0886
IR@glu.com